                                                                    EXHIBIT 10.2

                        MANAGEMENT EMPLOYMENT AGREEMENT
                        -------------------------------


The following Agreement is hereby entered into between PETER HAINES (hereinafter known as Employee) and CYBEX INTERNATIONAL, INC. "Cybex" and (together with its affiliated corporations hereinafter known as the "Company"), having its principal offices at 10 Trotter Drive, Medway, MA 02053

1.   DUTIES AND RESPONSIBILITIES
     ---------------------------

     Employee agrees to hold the position of President and Chief Executive Officer and shall be directly responsible to the Company's Board of Directors. Employee will be eligible to be elected to the Company's Board of Directors when the first vacancy becomes available.

2.   BEST EFFORTS
     ------------

     Employee agrees to devote best efforts to his employment with the Company, on a full-time (no less than 40 hours/week) basis. He further agrees not to use the facilities, personnel or property of the Company for personal or private business benefit.

3.   ETHICAL CONDUCT
     ---------------

     Employee will conduct himself in a professional and ethical manner at all times and will comply with all Company policies as well as all State and Federal regulations and laws as they may apply to the services, products, and business of the Company.

4.   COMPENSATION
     ------------

     a) Salary shall be at the rate of $365,000 per year payable in accordance with the Company's normal payroll cycle. Employee shall be eligible for increases in salary commencing January 1, 1999 as determined by the Company's Board.

     b) Benefits shall be the standard benefits of the Company as they shall exist from time to time for senior executive personnel.

     c) Employee shall be eligible to receive compensation if the Company's performance meets certain objectives which enhance shareholder value. The agreed-upon bonus plan for the calendar year 1998 is attached as Exhibit A.

     d) Employee shall receive a bonus of $75,250 for amounts earned under the 1996 bonus plan which shall terminate on signing of this agreement. No other bonuses will be payable with respect to 1997 performance.

5.  STOCK OPTIONS
    -------------

     a) Employee will be eligible to receive stock options as they are granted by the Board of Directors.

     b) Such options, if granted, will be at the greater of fair market value as of the date of the grant or $9.75.

6.   NON-DISCLOSURE
     --------------

     Employee acknowledges that employment with the Company requires him to have access to confidential information and material belonging to the Company, including customer lists, contracts, proposals, operating procedures, and trade secrets. Upon termination of employment for any reason, Employee agrees to return to the Company any such confidential information and material in his possession with no copies thereof retained. Employee further agrees, whether during employment with the Company or any time after the termination thereof (regardless of the reason for such termination), he will not disclose nor use in any manner, any confidential or other material relating to the business, operations, or prospects of the Company except as authorized in writing by the Company. The foregoing restrictions do not apply to any information which is presently public knowledge or which becomes public knowledge through a source or sources other than Employee.

7.   NON-COMPETITION
     ---------------

     During his employment with the Company and for a period of two years thereafter (regardless of the reason for termination), Employee agrees he will not, directly or indirectly, in any way for his own account, as employee, stockholder, partner, or otherwise, or for the account of any other person, corporation, or entity:

     a) Engage, within any geographic area in which the Company is then conducting its business, in any business segment in which he has actively participated as an employee of the Company; or

     b) Solicit customers who, during the period of employment, were customers of the Company or were actively solicited as customers of the Company; or

     c) Offer employment to any employee of the Company in any capacity whatsoever, or attempt to induce or cooperate with any other firm in an attempt to induce an employee of the Company to leave the employ of the Company; or

     d) Attempt or cooperate with any other firm in an attempt to induce any independent contractor of the Company to cease providing services to the Company.

8.   INVENTIONS
     ----------

     Employee agrees to promptly disclose to the Company each discovery, improvement, or invention conceived, made, or reduced to practice (whether during working hours or otherwise) during the term of employment. Employee agrees to grant to the Company the entire interest in all of such discoveries, improvements, and inventions and to sign all patent/copyright applications or other documents needed to implement the provisions of this paragraph without additional consideration. Employee further agrees that all works of authorship subject to statutory copyright protection developed jointly or solely, while employed shall be considered a work made for hire and any copyright thereon shall belong to the Company. Any invention, discovery, or improvement conceived, made, or disclosed, during the one year period following the termination of employment with the Company shall be deemed to have been made, conceived, or discovered during employment with the Company.

     Employee acknowledges that the only discoveries, improvements, and other inventions made prior to the date hereof which have not been filed in the United States Patent Office are as follows:

                                        None
                            ----------------------------------

                            ----------------------------------

                            ----------------------------------
                                  [If none, print "None"]

9.   NO CURRENT CONFLICT
     -------------------

     Employee hereby assures the Company that he is not currently restricted by any existing employment or noncompete agreement that would conflict with the terms of this Agreement.

10.  TERMINATION AND TERMINATION BENEFTTS
     ------------------------------------

     Employee's employment with Company is "at will" which means that either the Company or Employee may terminate such employment at any time, with or without cause or good reason, as follows:

     a) The Company may terminate Employee's employment at any time, with or without cause, upon written notice of termination to Employee.

b) Any termination of Employee's employment by the Company shall be deemed to be "for cause" if the Company shall have provided written notice to Employee of any event specified in clauses (1) through (4) below and, in the case of clause (1) or (4), the failure or default shall not have been fully cured to the reasonable satisfaction of the Company within thirty days after the date such notification is provided:

     (1) Employee's failure to perform his duties and responsibilities to the Company, which failure is either (A) the result of the intentional conduct of Employee or (B) substantial and prolonged in nature.

     (2) Any Employee misconduct which is injurious to the business or interests of the Company.

     (3) Violation by Employee in any material way of any federal, state, or local law or regulation applicable to the business of the Company.

     (4) Any material breach by Employee of the terms and conditions of this Agreement.

c) Employee may terminate employment at any time, with or without good reason, upon 60 days written notice to the Company.

d) In the event that the Company terminates Employee's employment other than "for cause" as defined in subparagraph (b) above, the Company shall, as a severance benefit, continue to pay Employee his normal salary, as adjusted by the amount of any bonus which is payable under Exhibit A, and health benefits for a period ending on the first to occur of (1)
     the first anniversary of the date of termination of employment or (2) the date Employee obtains other substantially similar employment. In the event that Employee's employment terminates for any other reason (including termination by the Company for cause or Employee's resignation) the Company shall have no obligation to pay any severance or similar benefits to the Employee. Regardless of the reason for termination, the Employee shall have such rights as may be provided by COBRA and as may be provided pursuant to any retirement plan which is qualified pursuant to ERISA and in which Employee participates.

11.  MISCELLANEOUS
     -------------

a) This Agreement and any disputes arising herefrom shall be governed by New Jersey law.

b) In the event that any provision of this Agreement is held to be invalid or unenforceable for any reason, including without limitation the geographic or business scope or duration thereof, this Agreement shall be construed as if such provision had been more narrowly drawn so as not to be invalid or unenforceable.

c) This Agreement supersedes all prior agreements, arrangements, and understandings, written or oral, relating to the subject matter.

d) The failure of either party at any time or times to require performance of any provision hereof shall in no way affect the right at a later time to enforce the same.



                              CYBEX INTERNATIONAL, INC.



                              By:    /s/ John Aglialoro
                                   --------------------------
                                    John Aglialoro, Chairman

                              Date:  27 May 97
                                   --------------------------


                                      /s/ Peter Haines
                                   --------------------------
                                    Peter Haines, "Employee"

                              Date:  16 May 97
                                   --------------------------


The effective date of this Agreement shall be as of the date it is approved by the CYBEX Board of Directors.

                                   EXHIBIT A
                                   ---------
                     Employment Agreement Dated 2 May 1997


                                 PETER HAINES
                                     1998
                                     ----
                            BONUS COMPENSATION PLAN



REPORTABLE EPS (Historical and Estimated Future)


           1994    1995    1996    1997 (EST)   1998 (EST)
EPS        .63     .44     .52                  1.00
RONA       22.1%   14.8%   18.6%


BONUS EXPRESSED AS % OF BASE SALARY AT MEASUREMENT PERIOD


EARNINGS PER SHARE
RONA      $1.00   $1.05   $1.10   $1.20        $1.25
20%       25%     50%     75%     100%         150%
25%       28%     53%     79%     105%         158%
30%       30%     55%     83%     110%         165%

Bonus paid based on 1998 results. Payout will be within 30 days post 1998 earnings release.